SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant    ☒

Filed by a Party other than the registrant    ☐

☐    Check the appropriate box:

☐    Preliminary proxy statement

☐    Confidential, for use of the commission only (as permitted by Rule 14a-6(e)(2))

☒    Definitive proxy statement

☐    Definitive additional materials

☐    Soliciting material under Rule 14a-12

AUTODESK, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐    Fee paid previously with preliminary materials.

☐ Check	box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

May 20, 2003

Dear Autodesk Stockholder:

You are cordially invited to attend Autodesk’s 2003 Annual Meeting of Stockholders to be held on Thursday, June 19, 2003 at 2:00 p.m., Pacific time, at our principal executive offices, 111 McInnis Parkway, San Rafael, California 94903.

At the Annual Meeting, you will be asked to:

1.	Elect eight directors;

2.	Approve amendments to the Company’s 2000 Directors’ Option Plan and to certain outstanding director options; and

3.	Ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2004 fiscal year.

The accompanying Notice of 2003 Annual Meeting and Proxy Statement describe these proposals in greater detail. We encourage you to read this information carefully.

We hope you will be able to attend this year’s Annual Meeting. We will report to the stockholders on fiscal year 2003 and describe our future strategies for products and markets. There will be an opportunity for all stockholders to ask questions. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card to ensure your representation at the meeting. Your vote is important.

On behalf of the Board of Directors, I would like to express our appreciation for your continued support of Autodesk.

Very truly yours,

Carol A. Bartz

Chairman of the Board, Chief Executive Officer and President

AUTODESK, INC.

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 19, 2003

At the Company’s Executive Offices in San Rafael, California

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Autodesk, Inc., a Delaware corporation (“Autodesk”), will be held on Thursday, June 19, 2003, at 2:00 p.m., Pacific time, at Autodesk’s principal executive offices, 111 McInnis Parkway, San Rafael, California 94903, for the following purposes:

1.	To elect eight directors to serve for the ensuing year and until their successors are duly elected and qualified.

2.	To approve amendments to the Company’s 2000 Directors’ Option Plan and to certain outstanding director options.

3.	To ratify the appointment of Ernst & Young LLP as Autodesk’s independent auditors for the fiscal year ending January 31, 2004.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

Only holders of record of Autodesk’s common stock at the close of business on May 5, 2003, the record date, are entitled to vote on the matters listed in this Notice of Annual Meeting.

All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the Annual Meeting may vote in person even if such stockholder previously signed and returned a proxy.

FOR THE BOARD OF DIRECTORS

Marcia K. Sterling

Senior Vice President, General Counsel and Secretary

San Rafael, California

May 20, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

AUTODESK, INC.

PROXY STATEMENT FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

This Proxy Statement is being furnished to holders of common stock, par value $0.01 per share (the “Common Stock”), of Autodesk, Inc., a Delaware corporation (“Autodesk” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of Autodesk for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 19, 2003, at 2:00 p.m., Pacific time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. The Annual Meeting will be held at Autodesk’s principal executive offices, located at 111 McInnis Parkway, San Rafael, California 94903. The telephone number at that location is (415) 507-5000.

This Proxy Statement, the accompanying form of proxy card and the Company’s Annual Report on Form 10-K were mailed on or about May 20, 2003, to all stockholders entitled to vote at the Annual Meeting.

Stockholders Entitled to Vote; Record Date

Only holders of record of Autodesk’s Common Stock at the close of business on May 5, 2003 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. As of the Record Date, there were 111,655,672 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. No shares of Autodesk’s preferred stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of Autodesk’s Common Stock, see “Security Ownership of Certain Beneficial Owners and Management” below.

Quorum; Abstentions; Broker Non-Votes

The presence of the holders of a majority of the shares of Common Stock entitled to vote generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Such stockholders are counted as present at the meeting if they (1) are present in person at the Annual Meeting or (2) have properly submitted a proxy card.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting; however, broker “non-votes” are not deemed to be “votes cast.” As a result, broker “non-votes” are not included in the tabulation of the voting results on issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Voting; Revocability of Proxies

Voting by attending the meeting.    A stockholder may vote his or her shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring proof of identification for entrance to the Annual Meeting.

Voting by a proxy card.    All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting. Any proxy card given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy card may be revoked (1) by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Secretary of the Company or should be sent so as to be delivered to Autodesk, Inc., 111 McInnis Parkway, San Rafael, California 94903, Attention: Corporate Secretary.

Expenses of Solicitation

Autodesk will bear all expenses of this solicitation, including the cost of preparing and mailing this proxy material. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. The Company’s costs for such services, if retained, will not be material.

Procedure for Submitting Stockholder Proposals

Requirements for stockholder proposals to be considered for inclusion in the Company’s proxy material.    Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the proxy statement for the 2004 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than January 21, 2004, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If a stockholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, the Company need not present the proposal for vote at such meeting.

Requirements for stockholder proposals to be brought before an annual meeting.     The Company’s bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders, although such matters were not included in the Company’s proxy statement. In general, nominations for the election of directors may be made by (1) the Board of Directors, (2) any nominating committee appointed by the Board, or (3) any stockholder entitled to vote who has delivered written notice to the Secretary of the Company no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.

The Company’s bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting given by or at the direction of the Board of Directors, (2) properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by a stockholder who has delivered written notice to the Secretary of the Company no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

The “Notice Deadline” is defined as that date which is 120 days prior to the one year anniversary of the date on which the Company first mailed its proxy materials to stockholders for the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2004 annual stockholder meeting is January 21, 2004.

A stockholder who intends to present a proposal at the Company’s 2004 annual meeting of stockholders should be aware that the rules of the Securities and Exchange Commission (the “SEC”) provide that a proxy may confer discretionary authority on management to vote on a matter for an annual meeting of stockholders if the proponent fails to notify the Company by the date specified by an advance notice provision. Accordingly, if a proponent does not notify the Company on or before January 21, 2004, of a proposal for the 2004 annual meeting of stockholders, management may use its discretionary voting authority to vote on such proposal.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company’s proxy materials, should be sent to Autodesk, Inc., 111 McInnis Parkway, San Rafael, California 94903, Attention: Corporate Secretary.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

The Company’s Board of Directors is currently comprised of nine directors, eight of whom are “independent directors” as defined by the proposed rules of the Nasdaq Stock Market. A board of eight directors is to be elected at the Annual Meeting. One director, Paul S. Otellini, is not standing for re-election. Each director elected to the Board will hold office until the next annual meeting or until his or her successor has been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight nominees named below, all of whom are presently directors of Autodesk.

In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been duly elected and qualified.

The name of and certain information regarding each nominee are set forth below. There are no family relationships among any of our directors or executive officers.

Name of Nominee	Age	Principal Occupation	Director Since
Carol A. Bartz	54	Chairman of the Board, Chief Executive Officer and President	1992
Mark A. Bertelsen	59	Senior Partner, Wilson Sonsini Goodrich & Rosati, Professional Corporation, attorneys at law	1992
Crawford W. Beveridge	57	Executive Vice President and Chief Human Resources Officer, Sun Microsystems	1993
J. Hallam Dawson	66	Chairman of the Board, IDI Associates	1988
Per-Kristian Halvorsen	51	Director, Solutions and Services Technology Center, HPLabs	2000
Steven Scheid	49	Independent Business Consultant	2002
Mary Alice Taylor	53	Independent Business Consultant	1995
Larry W. Wangberg	60	Independent Business Consultant	2000

Except as set forth below, each of the nominees has been engaged in his or her principal occupation described above during the past five years.

Carol A. Bartz joined Autodesk in April 1992 and serves as Chairman of the Board, Chief Executive Officer and President of Autodesk. Ms. Bartz is a director of Network Appliance, Inc., BEA Systems, Inc., Cisco Systems, Inc. and the New York Stock Exchange. Prior to joining Autodesk, Ms. Bartz held various positions at Sun Microsystems, Inc., including Vice President, Worldwide Field Operations from July 1990 to April 1992.

Mark A. Bertelsen joined the law firm of Wilson Sonsini Goodrich & Rosati, outside legal counsel to Autodesk, in January 1972 and became a member of the firm in January 1977. Mr. Bertelsen is a director of Informatica Corporation and Kana Software, Inc.

Crawford W. Beveridge serves as Executive Vice President and Chief Human Resources Officer of Sun Microsystems. Mr. Beveridge served as Chief Executive Officer of Scottish Enterprise, an economic development company, from January 1991 until March 2000. From March 1985 to December 1990, Mr. Beveridge was the Vice President of Corporate Resources at Sun Microsystems, Inc. Mr. Beveridge is a director of Scottish Equity Partners Ltd.

J. Hallam Dawson has served as Chairman of IDI Associates, a private investment bank specializing in Latin America, since September 1986. Mr. Dawson is a director of Serena Software, Inc.

Per-Kristian Halvorsen has served as Director of the Solutions and Services Technology Center in HPLabs since June 2000. Previously, Dr. Halvorsen served as Director and Principal Scientist of the Information Sciences and Technologies Laboratory at the Xerox Palo Alto Research Center from June 1992 until June 2000. Dr. Halvorsen is a consulting professor at Stanford University and a principal at the Center of Study of Language and Information. Dr. Halvorsen is a director of Symantec Corporation.

Steven Scheid is an independent business consultant. Mr. Scheid served as Vice Chairman of Charles Schwab & Co., Inc. from July 1999 to February 2002 and as President of the Schwab Retail Group from October 2000 to February 2002. Previously, Mr. Scheid served as the Chief Financial Officer of Charles Schwab & Co., Inc. from June 1996 to July 1999. Mr. Scheid is a director of PMI Group, Inc. and Janus Capital Group.

Mary Alice Taylor is an independent business consultant. Previously, Ms. Taylor served as Chief Executive Officer and Chairman of the Board of HomeGrocer.com from September 1999 to September 2000. Ms. Taylor served as Executive Vice President of Global Operations and Technology of CitiCorp from January 1997 until September 1999 and served as Senior Vice President of Federal Express Corporation from September 1991 until December 1996. Ms. Taylor is a director of The Allstate Corporation, Sabre Holdings Corporation and Exult, Inc.

Larry W. Wangberg served as Chief Executive Officer and Chairman of the Board of TechTV, previously ZDTV, Inc., from August 1997 until his retirement in June 2002. Previously, Mr. Wangberg was Chief Executive Officer and Chairman of the Board of StarSight Telecast, Inc., an interactive program guide company, from February 1995 to August 1997. Mr. Wangberg is a director of Charter Communications, Inc. and ADC Telecommunications, Inc.

Vote Required and Board of Directors’ Recommendation

The eight candidates receiving the highest number of affirmative votes of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next annual meeting or until their successors have been duly elected and qualified. Abstentions and broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE.

Board Meetings and Committees

The Board of Directors held a total of six meetings (including regularly scheduled and special meetings) during the fiscal year ended January 31, 2003. No director attended fewer than 75% of the total number of meetings of the Board of Directors and committees of which he or she is a member, if any.

The Company’s Board of Directors currently has three standing committees: an Audit Committee, a Compensation and Human Resources Committee, and a Corporate Governance and Nominating Committee. The following describes each committee, its current membership, the number of meetings held during the fiscal year ended January 31, 2003 and its function.

Audit Committee.    During the fiscal year ended January 31, 2003, the Audit Committee consisted of directors J. Hallam Dawson, Chairman, Mary Alice Taylor, Larry W. Wangberg and Steve Scheid, who joined the Committee effective December 12, 2002. The principal functions of the Audit Committee and its activities during fiscal 2003 are described below under the heading “Report of the Audit Committee of the Board of Directors.” The Audit Committee held seven meetings during fiscal year 2003.

Compensation and Human Resources Committee.    The Compensation and Human Resources Committee currently consists of Crawford W. Beveridge, Chairman, Per-Kristian Halvorsen and Paul S. Otellini. Effective June 19, 2003, Larry W. Wangberg will fill Mr. Otellini’s seat on the Committee. This Committee, previously named the Compensation Committee, reviews compensation and benefits for our executives and administers the grant of stock options to executive officers under our stock plans. In December 1995, the Board of Directors delegated to our Chief Executive Officer authority to grant options to non-executive employees. The authority to grant all other options (except options which are granted automatically to non-employee directors under the non-discretionary 2000 Directors’ Option Plan) has been delegated to the Compensation and Human Resources Committee. The Compensation and Human Resources Committee, which consists solely of non-employee directors ineligible to participate in the Company’s discretionary employee stock programs, has sole and exclusive authority to grant stock options to executive officers of Autodesk. The Compensation and Human Resources Committee held four meetings during fiscal year 2003.

Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee, previously named the Nominating Committee, currently consists of Mark A. Bertelsen, Chairman, J. Hallam Dawson and Larry W. Wangberg. The Corporate Governance and Nominating Committee is responsible for the development of general criteria regarding the qualifications and selection of board members and recommending candidates for election to the Board. During fiscal 2003, the Corporate Governance and Nominating Committee added the responsibilities of developing overall governance guidelines, overseeing the performance of the Board and reviewing and making recommendations regarding the composition and mandate of Board committees. The Corporate Governance and Nominating Committee will consider candidates for the Board of Directors recommended by stockholders, which may be submitted by writing to the Secretary of Autodesk giving the recommended candidate’s name, biographical data and qualifications. The Corporate Governance and Nominating Committee held one meeting during fiscal year 2003.

Lead Director.    J. Hallam Dawson serves as Lead Director and liaison between management and the other non-employee directors. The Lead Director schedules and chairs meetings of the non-employee directors. The independent directors (including the Lead Director) hold a closed session at each regularly scheduled Board meeting. Communications from shareholders to the non-employee directors should be addressed to the Lead Director as follows: J. Hallam Dawson, Autodesk Inc., c/o Corporate Secretary, 111 McInnis Parkway, San Rafael, California 94903.

Compensation of Directors

During fiscal 2003, we paid an annual fee of $35,000 to each director who was not an Autodesk employee (currently eight persons), of which not more than 50% could be cash with the balance paid in the form of restricted stock issued at the rate of $1.20 worth of stock for each $1.00 of cash compensation foregone. Directors did not receive fees for attending board or board committee meetings. As of June 19, 2003, annual compensation will be increased to $40,000 with an additional $5,000 for the responsibilities of Lead Director and committee chair. Additionally, the Company’s 2000 Directors’ Option Plan provides for the automatic grant of nonstatutory stock options to our non-employee directors. Upon being elected or appointed to our Board of Directors, each non-employee director is granted an option to purchase 40,000 shares of our Common Stock (such initial grant will be increased to 50,000 shares if Proposal Two is approved), with subsequent annual grants of 20,000 shares of our Common Stock. The exercise price of options granted under the 2000 Directors’ Option Plan is equal to the fair market value of our Common Stock on the date of grant. Each option granted under the 2000 Directors’ Option Plan vests cumulatively as to one-third of the shares subject to the option on each anniversary of the date of grant, for a total vesting period of three years. If Proposal Two is approved, new annual grants will vest over a one-year period.

PROPOSAL TWO

AMENDMENTS TO THE 2000 DIRECTORS’ OPTION PLAN

AND TO CERTAIN OUTSTANDING DIRECTOR OPTIONS

The Company has a well-established policy of providing stock options as a part of compensation to non-employee members of its Board of Directors. In light of competition among companies for directors with appropriate experience, the purposes of these amendments to the 2000 Directors’ Option Plan (“Directors’ Plan”) and to certain outstanding options under such plan and its predecessor 1990 Directors’ Option Plan (“Outstanding Options”) are to attract the best available candidates for service as non-employee directors of the Company and to acknowledge their increased time commitment and encourage their continued service on the Board. We believe that these amendments to our Directors’ Plan are consistent with equity programs of comparable high technology companies of similar size. These changes in our director equity compensation are, in part, a response to recent federal securities and corporate governance developments, most notably the Sarbanes-Oxley Act of 2002. These developments have narrowed the pool of qualified independent directors, making it more difficult and competitive to retain and attract qualified independent directors who possess the requisite financial and business expertise to make valuable contributions to the Board, and have increased the time commitment and responsibilities of our directors.

Proposed Amendments

In May 2003, the Company’s Board of Directors adopted, subject to stockholder approval, relevant amendments to the Directors’ Plan and the Outstanding Options to provide that:

(1)	Each new non-employee director joining the Board shall automatically be granted options to purchase 50,000 shares of Common Stock, an increase of 10,000 shares over the current initial grant, on the date of the first meeting of the Board at which such person first serves as a director.

(2)	The options to purchase 20,000 shares granted on the date of each annual meeting of stockholders shall vest and become exercisable on the date of the next annual meeting, instead of the three-year vesting of prior annual grants, subject to each non-employee director having served for at least six full months prior to the date of grant and remaining a member of the Board on such annual meeting date.

(3)	If a non-employee director retires from the Board either after reaching age 62 and serving as a director of the Company for at least five years, or after serving as a director of the Company for at least ten years, then such director shall have three years from the date of retirement (but not beyond the term of the option) to exercise his or her vested options, to the extent such director was entitled to exercise such options on that date. All other non-employee director options, under current terms of the Directors’ Plan, terminate seven months after the non-employee director ceases to serve as a director of the Company.

(4)	In the event of future stock splits and other changes in capitalization, the number of shares granted to non-employee directors would not automatically be adjusted to reflect the split and other changes in capitalization, eliminating the current provision in the Directors’ Plan which adjusts the number of shares granted to reflect future stock splits and other changes in capitalization.

Amendments (1), (2) and (4) are applicable to all options granted under the Directors’ Plan on or after June 19, 2003. Amendment (3) is applicable to all options granted on or after June 19, 2003 under the Directors’ Plan, as well as Outstanding Options with an exercise price equal to or greater than the fair market value of the Company’s Common Stock on June 19, 2003.

Management believes that these amendments to change the amount and characteristics of options granted to non-employee directors will ensure that the Company retains and continues to attract high-caliber members to its Board of Directors. More specifically, the proposed 10,000 share increase in the initial option grant to a new director, from 40,000 shares to 50,000 shares, will assist the Company in recruiting new directors and will not benefit existing directors, who are not eligible for this grant. The proposed changes in the vesting of annual option grants and the time period to exercise already vested options will help the Company both to retain existing directors and to attract new directors.

The proposed amendments do not increase the aggregate number of shares available under the Directors’ Plan as previously approved by the shareholders.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to amend the Directors’ Plan. The effect of an abstention is the same as a vote against the amendment of the Directors’ Plan. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENTS TO THE 2000 DIRECTORS’ OPTION PLAN AND TO CERTAIN OUTSTANDING DIRECTOR OPTIONS.

Summary of the 2000 Directors’ Option Plan

A description of the principal features of the Directors’ Plan is set forth below.

Purpose.    The purposes of the Directors’ Plan are to attract and retain highly skilled individuals as directors of the Company, to provide additional incentive to the non-employee directors of the Company to serve as directors and encourage their continued service on the Board, and to encourage equity ownership by directors in order to align their interests with those of the stockholders. As of the date of this Proxy Statement, Autodesk has eight non-employee directors.

Stock Subject to the Plan.    The maximum number of shares of the Company’s Common Stock that may be optioned and sold under the Directors’ Plan is 800,000, plus the shares previously authorized under the 1990 Directors’ Option Plan. If an option expires or becomes unexercisable for any reason, the unpurchased shares of stock that were subject to the option may be returned to the Directors’ Plan, unless such plan has terminated, and may become available for future grant under the plan.

Administration.    The Directors’ Plan fixes the timing of option grants, the amount of the option grants, the basis for determining the exercise price, and any restrictions on exercise of the options, in order to remove any discretionary element from the plan. Administration of the Directors’ Plan, to the extent necessary, will be provided by the Board of Directors of the Company or a committee of the board. The plan is structured such that no discretion is exercised by any person concerning material decisions regarding the Directors’ Plan.

Option Grants.    The Directors’ Plan provides for the automatic grant of nonstatutory options to non-employee directors of the Company.

Upon being elected or appointed to the Company’s Board of Directors for the first time, each non-employee director is currently granted an option to purchase 40,000 shares of the Company’s Common Stock (the “Initial Grant”). However, Proposal Two, if approved, will amend the Directors’ Plan to increase each Initial Grant from 40,000 shares to 50,000 shares. Each Initial Grant vests and becomes exercisable in three annual installments of 34%, 33% and 33%, respectively, commencing on the first anniversary of the date of grant.

In addition, each non-employee director is granted an additional option to purchase 20,000 shares of the Company’s Common Stock on the date of each annual meeting of stockholders (the “Annual Grant”), provided that such director has served on the Board for at least six full months prior to the date and remains a member of the Board on that date. Each Annual Grant currently vests and becomes exercisable in three annual installments of 34%, 33% and 33%, respectively, commencing on the first anniversary of the date of grant. However, Proposal Two, if approved, will amend the Directors’ Plan to change the vesting schedule of each Annual Grant from three annual installments, to the date of the next annual meeting of stockholders.

Term of Option; Option Agreement.    Options granted under the Directors’ Plan have a term of ten years, unless otherwise provided in the option agreement. Each option is evidenced by a stock option agreement between the Company and the director to whom such option is granted.

Exercise Price; Exercise of Option.    The per share exercise price of each option granted under the Directors’ Plan is 100% of the fair market value per share on the date the option is granted. As long as the Common Stock of the Company is traded on the Nasdaq National Market, the fair market value of a share of Common Stock of the Company shall be the closing sales price for such stock on the date of grant.

Each option is exercisable only while the non-employee director remains a director of the Company, subject to certain circumstances described below. An option is exercised by giving written notice of the exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company.

Form of Consideration.    The consideration to be paid for the shares to be issued upon exercise of an option under the Directors’ Plan may consist of cash, check or other shares of the Company’s Common Stock which, in the case of the shares acquired upon exercise of an option, have been beneficially owned for at least six months or which were not acquired directly or indirectly from the Company, with a fair market value on the exercise date equal to the aggregate exercise price of the shares being purchased.

Rule 16b-3.    Options granted to non-employee directors must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Directors’ Plan transactions.

Termination of Status as a Director.    If a non-employee director ceases to serve as a director of the Company, options outstanding under the Directors’ Plan currently may be exercised within seven months after he or she ceases to serve as a director of the Company, to the extent such options were exercisable on the date of termination. However, Proposal Two, if approved, will amend the Directors’ Plan to provide that, following a director’s qualified retirement from the Board, such director shall have three years from the date of such retirement (but not beyond the term of the option) to exercise any options granted pursuant to the Directors’ Plan, to the extent that such options were exercisable on the date of retirement. A qualified retirement occurs when a director has either (i) reached age 62 and served as a director of the Company for five years, or (ii) served as a director of the Company for 10 years.

Disability.    If a non-employee director ceases to serve on the Board of Directors due to a total and permanent disability, options outstanding under the Directors’ Plan may be exercised within 12 months after termination, to the extent that such options were exercisable at the date of termination.

Death of Optionee.    If a non-employee director should die while serving on the Company’s Board of Directors, options may be exercised at any time within 12 months after death, including those options which had not previously vested.

Termination of Options.    No option is exercisable by any person after the expiration of ten years from the date the option was granted.

Nontransferability.    An option granted under the Directors’ Plan is nontransferable by the holder other than by will or the laws of descent and distribution, and is exercisable during the director’s lifetime only by the director, or in the event of the director’s death, by the director’s estate or by a person who acquires the right to exercise the option by bequest or inheritance.

Adjustment Upon Changes in Capitalization or Merger.    In the event any change is made in the Company’s capitalization, such as a stock split or reverse stock split, appropriate adjustment shall be made to the purchase price and to the number of shares subject to each outstanding stock option grant. If Proposal Two is approved, the number of shares issuable under future grants to non-employee directors would not automatically adjust to reflect such changes in capitalization.

In the event of the proposed dissolution or liquidation of the Company, all options will become fully vested and exercisable. To the extent any options remain unexercised at the time of the dissolution or liquidation, such options will terminate.

In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the successor corporation shall assume all outstanding options or substitute new options therefor. If the successor corporation does not assume an outstanding option or substitute for it an equivalent option, then the option shall become fully vested and exercisable. The Board shall notify the director that the option will be exercisable for 30 days from the date of notice, after which period the option shall terminate.

Restricted Stock Awards.     The Directors’ Plan requires a director shall receive no less than 50%, and at the option of the director up to 100%, of compensation in the form of restricted stock. Each director must make an election as to the percentage of compensation to be taken in stock prior to each annual meeting of stockholders. The amount of stock compensation shall be paid at the rate of 120% of the cash dollar amount in the form of restricted stock, which shall vest on the date of the next annual meeting of stockholders, subject to continued service on the Company’s Board of Directors.

Term of Plan.    The Directors’ Plan shall be effective for ten years unless earlier terminated pursuant to the provisions of the plan.

Amendment and Termination of Directors’ Plan.    The Board may amend or terminate the Directors’ Plan at any time in such respects as the Board may deem advisable; provided that, to the extent necessary to comply with any applicable law or regulation, the Company shall obtain stockholder approval of any amendment to the Directors’ Plan in such a manner and to such a degree as is required. Any amendment or termination of the Directors’ Plan shall not impair the rights of any optionee under options already granted without consent, and, in the absence of such consent, such options shall remain in full force and effect as if the Directors’ Plan had not been amended or terminated.

Summary of United States Federal Income Tax Consequences

The following is only a brief summary of the United States federal income tax consequences to a United States taxpayer and the Company of an award granted under the Directors’ Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any municipality, state or foreign country other than the United States.

Options granted under the Directors’ Plan are nonstatutory stock options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the length of time the shares were held after exercise. Currently, net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

A recipient of a fully vested stock issuance will recognize income generally measured by the fair market value of the shares on the date of grant, less the purchase price paid (if any). A recipient of a stock issuance that is subject to a vesting schedule will not recognize any income at the time of grant unless he or she elects to be taxed at that time by filing a Section 83(b) election with the Internal Revenue Service within 30 days of the issuance. Instead, the recipient of an unvested stock issuance will generally recognize income in an amount equal to the difference between the fair market value of the stock at the time of vesting and the amount paid for the stock, if any. Any taxable income recognized by a recipient who is also an employee in connection with a stock issuance will be subject to tax withholding by the Company. The Company will generally be entitled to an income tax deduction in the same amount as the ordinary income recognized by the recipient. Upon a disposition of such shares by the recipient, any gain or loss is treated as long-term or short-term capital gain or losses, depending on the length of time the recipient held the shares.

Participation in the 2000 Directors’ Option Plan; Amended Plan Benefits

Currently, each new non-employee member of the Board receives an Initial Grant to purchase 40,000 shares of Common Stock on the date of the first meeting of the Board at which such person first serves as a director. If Proposal Two is approved, the Initial Grant would be increased to 50,000 shares for new non-employee directors. Each non-employee director receives an Annual Grant to purchase 20,000 shares of Common Stock on the date of each annual meeting (provided that, for new directors, the Annual Grant occurs six months or more after such director joined the Board). The options are granted at the fair market value on the date of grant and the value of the options depends upon the Company’s stock price at the time of a sale of the shares exercisable under the option. Accordingly, the dollar value of the amount to be received by the directors is not determinable.

In fiscal 2003, each non-employee director other than Mr. Scheid (7 persons) received an Annual Grant of 20,000 shares at an exercise price of $13.76 per share. Mr. Scheid received an Initial Grant of 40,000 shares at an exercise price of $14.60 per share upon his joining the Board on December 12, 2002.

If Proposal Two is approved, commencing with the Annual Meeting, Annual Grants to non-employee directors will vest over one year rather than the current three year vesting period.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

On the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of Autodesk for the fiscal year ending January 31, 2004, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

Ernst & Young LLP has audited our financial statements annually since the fiscal year ended January 31, 1983.

We expect a representative of Ernst & Young LLP to be present at the meeting who will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fee Disclosure

Audit Fees.    The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ending January 31, 2003, and for the reviews of the financial statements included in the Company’s Quarterly Report on Form 10-Q for that year were $1,086,600.

Financial Information Systems Design and Implementation Fees.    Ernst & Young LLP did not provide and the Company did not pay Ernst & Young LLP for any professional services rendered for information technology services design and implementation.

All Other Fees.    Aggregate fees billed by Ernst & Young LLP for services rendered to the Company, other than services described above, for the fiscal year ending January 31, 2003, were $1,436,079. Of this amount, $1,142,329 was related to tax services, $213,150 was related to statutory audits of some of our foreign subsidiaries, and $80,600 was related to audit consultations.

The Audit Committee has considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young’s independence and has discussed Ernst & Young’s independence with them.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as our independent auditors. The effect of an abstention is the same as a vote against the ratification of Ernst & Young LLP as our independent auditors. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS.

MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the beneficial ownership of Autodesk’s Common Stock as of May 5, 2003, for the following (1) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s Common Stock, (2) each of the Company’s directors, (3) each the executive officers named in the Summary Compensation Table below, and (4) all directors and executive officers of the Company as a group.

	Common Stock Beneficially Owned (1)	Percentage Beneficially Owned (2)
Principal Stockholders:
J. & W. Seligman & Co., Inc. (3)	7,940,347	7.1%
100 Park Avenue.
New York, NY 10017

Non-Employee Directors:
Mark A. Bertelsen(4)	109,192	*
Crawford W. Beveridge (5)	107,710	*
J. Hallam Dawson (6)	134,628	*
Per-Kristian Halvorsen (7)	67,490	*
Paul S. Otellini (8)	130,515	*
Steve Scheid	—	*
Mary Alice Taylor (9)	123,252	*
Larry W. Wangberg (10)	63,252	*

Named Executive Officers:
Carol A. Bartz (11)	2,800,563	2.5%
Joseph Astroth (12)	235,427	*
Carl Bass (13)	132,019	*
Michael Sutton (14)	555,918	*
Tom Vadnais (15)	53,024	*
All directors and executive officers as a group (17 persons) (16)	5,181,467	4.6%

*	Represents less than one percent (1%) of the outstanding Common Stock.
(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares over which the individual or entity has the right to acquire within 60 days of May 5, 2003, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.
(2)	The total number of shares of Common Stock outstanding as of May 5, 2003 was 111,655,672.
(3)	This information was obtained from filings made with the SEC pursuant to Section 13(g) of the Exchange Act.
(4)	Includes 100,200 shares subject to options exercisable within 60 days of May 5, 2003 and 3,052 shares of restricted stock subject to vesting restrictions which lapse within 60 days of May 5, 2003.
(5)	Includes 100,200 shares subject to options exercisable within 60 days of May 5, 2003 and 1,526 shares of restricted stock subject to vesting restrictions which lapse within 60 days of May 5, 2003.
(6)	Includes 120,200 shares subject to options exercisable within 60 days of May 5, 2003 and 3,052 shares of restricted stock subject to vesting restrictions which lapse within 60 days of May 5, 2003.

(7)	Includes 60,200 shares subject to options exercisable within 60 days of May 5, 2003 and 3,052 shares of restricted stock subject to vesting restrictions which lapse within 60 days of May 5, 2003.
(8)	Includes 120,200 shares subject to options exercisable within 60 days of May 5, 2003 and 3,052 shares of restricted stock subject to vesting restrictions which lapse within 60 days of May 5, 2003.
(9)	Includes 120,200 shares subject to options exercisable within 60 days of May 5, 2003 and 3,052 shares of restricted stock subject to vesting restrictions which lapse within 60 days of May 5, 2003.
(10)	Includes 60,200 shares subject to options exercisable within 60 days of May 5, 2003 and 3,052 shares of restricted stock subject to vesting restrictions which lapse within 60 days of May 5, 2003.
(11)	Includes 2,567,698 shares subject to options exercisable within 60 days of May 5, 2003.
(12)	Includes 234,404 shares subject to options exercisable within 60 days of May 5, 2003.
(13)	Includes 127,500 shares subject to options exercisable within 60 days of May 5, 2003
(14)	Includes 552,800 shares subject to options exercisable within 60 days of May 5, 2003.
(15)	Mr. Vadnais departed the Company in May 2003.
(16)	Includes 4,877,964 shares subject to options exercisable within 60 days of May 5, 2003 and 19,838 shares of restricted stock subject to vesting restrictions which lapse within 60 days of May 5, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities (“10% Stockholders”), to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and the Nasdaq Stock Market. Such executive officers, directors and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed during fiscal 2003, the Company believes that its executive officers, directors and 10% Stockholders have complied with all Section 16(a) filing requirements applicable to them, with the following exceptions:

•	An amended Form 4 was filed by Steve Cakebread in March 2003 to correct the Form 4 previously filed in April 2002 regarding the sale of 10,000 shares on March 15, 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or was formerly an officer or employee of Autodesk or any of its subsidiaries. No interlocking relationship exists between any member of our Compensation Committee and the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table presents information concerning the total compensation of the Chief Executive Officer and each of the four most highly compensation officers during the last fiscal year (the “Named Executive Officers”) for services rendered to Autodesk in all capacities for the three fiscal years ended January 31, 2003:

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($) (1)
Carol A. Bartz	2003	765,000	—	320,000	34,811
Chairman of the Board,	2002	841,667	550,000	750,000	63,745
Chief Executive Officer	2001	783,000	900,000	380,000	54,542
And President

Joseph H. Astroth	2003	304,000	—	75,000	13,114
Executive Vice President,	2002	316,667	120,000	120,000	23,899
Location Services Division	2001	298,333	230,000	60,000	12,134

Carl Bass	2003	380,000	—	200,000	15,322
Executive Vice President,	2002	151,423	—	310,000	—
Design Solutions Group	2001	—	—	—	—

Michael E. Sutton	2003	358,077	—	75,000	112,700
Executive Vice President,	2002	376,667	150,000	120,000	27,946
Business Operations	2001	360,000	295,000	60,000	7,589

Tom Vadnais	2003	304,000	—	15,000	4,016
Executive Vice President,	2002	25,641	50,000	200,000	—
Autodesk Professional Services	2001	—	—	—	—

(1)	Includes matching contributions by Autodesk to one of Autodesk’s pre-tax savings plans, Autodesk contributions to one of Autodesk’s pre-tax plans, reimbursement for certain relocation expenses, and organization dues.

Employment Contracts and Certain Transactions

In April 1992, Autodesk entered into an agreement with Carol A. Bartz that provides for a minimum base salary of $400,000, incentive bonus of up to 80% of base salary, a one-time employment bonus of $250,000 (to compensate for a foregone bonus) and the grant of options to purchase 4,000,000 shares of Common Stock vesting over five years of employment. The agreement provides for a severance payment equal to two years’ base salary and incentive compensation in the event Ms. Bartz’s employment is terminated without cause within two years after commencement of employment or one year after a change of control of Autodesk not approved by the Board of Directors or two years’ base compensation in the event Ms. Bartz’s employment is terminated without cause under any other circumstances.

In accordance with SEC Rule 10b5-1, Ms. Bartz established a written plan that provides for the exercise of certain options of the Company’s Common Stock and the automatic sale of the underlying shares of Common Stock in accordance with specific guidelines.

On September 8, 1999, we entered into a retention agreement with Marcia Sterling to act as Senior Vice President, General Counsel and Secretary of Autodesk. This retention agreement provides that in the event Ms. Sterling is terminated without cause any time before September 8, 2004, then she is entitled to receive a severance payment up to a maximum of one year’s base compensation.

Tom Vadnais’ offer letter dated November 21, 2001 contained a provision that provided for payment of six months’ salary and 50% of target bonus, as well as accelerated vesting of options to purchase 12,500 shares, in the event of (i) elimination of the position of Executive Vice President, Autodesk Professional Services within two years or (ii) termination of his employment within the first year under circumstances where Carol Bartz has left the Company.

During fiscal 2003, the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, acted as principal outside counsel to Autodesk. Mr. Bertelsen, a director of Autodesk, is a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation. We believe that the services performed by Wilson Sonsini Goodrich & Rosati, Professional Corporation, were provided on terms no more or less favorable than those with unrelated parties.

In March 2000, the Board of Directors approved the Executive Change in Control Program (the “Change in Control Program”), in an effort to ensure the continued service of the Company’s key executives in the event of a future change in control event. Under the terms of the Change in Control Program, if, within 12 months of a Change of Control (as defined below), an executive officer who participates in the Program is terminated without cause, he or she will receive:

•	An amount equal to the executive officer’s annual base compensation and average annual bonus, payable bimonthly over a 12 month period;

•	The acceleration of such executive officer’s stock options with respect to the number of shares that would have vested within the 12 months following the date of the executive officer’s termination; and

•	Continued coverage of medical, dental and vision insurance until the earlier of 12 months from the date of termination or when he or she becomes covered under another employer’s employee benefit plans.

If the executive officer is terminated for any other reason, he or she will receive severance or other benefits only to the extent he or she would be entitled to receive those benefits under the Company’s then-existing benefit plans and policies.

If the benefits provided under the Change in Control Program constitute parachute payments under Section 280G of the Internal Revenue Code and are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such benefits will be (1) delivered in full, or (2) delivered to such lesser extent that would result in no portion of the benefits being subject to the excise tax, whichever amount results in the receipt of the greatest amount of benefits.

As defined in the Change in Control Program, a “Change of Control” means:

•	The acquisition of beneficial ownership by any person, directly or indirectly, of 50% or more of the total voting power represented by the Company’s then-outstanding voting securities;

•	The consummation of the sale or disposition of all or substantially all of the Company’s assets;

•	The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation where the outstanding voting securities of the Company immediately prior to the merger or consolidation continue to represent at least 60% of the voting power of the surviving entity immediately after such merger or consolidation; or

•	A change in the composition of the Board of Directors, which results in the incumbent directors representing less than a majority of the entire Board.

EMPLOYEE AND DIRECTOR STOCK OPTIONS

Option Program Description

Autodesk maintains three active stock option plans for the purpose of granting stock options to employees and members of Autodesk’s Board of Directors: the 1996 Stock Plan (available only to employees), the Nonstatutory Stock Option Plan (available only to non-executive employees and consultants) and the 2000 Directors’ Option Plan (available only to non-employee directors). Additionally, there are five expired plans with options outstanding. In addition to its stock option plans, the Company’s employees are also eligible to participate in Autodesk’s 1998 Employee Qualified Stock Purchase Plan.

Our stock option program is broad-based and designed to promote long-term retention. Essentially all of our employees participate. Approximately 91% of the options we granted during fiscal 2003 were awarded to employees other than Named Executive Officers as detailed below. Options granted under our equity plans vest over periods ranging from one to five years and expire within ten years of date of grant. The exercise price of the stock options is equal to the closing price of our Common Stock on the Nasdaq National Market on the grant date.

All stock option grants to executive officers are made by the Compensation and Human Resources Committee of the Board of Directors. All members of the Compensation and Human Resources Committee are independent directors, as defined in the application rules for issuers traded on The Nasdaq Stock Market. See the “Report of the Compensation and Human Resources Committee of the Board of Directors” for further information concerning the Autodesk’s policies and procedures regarding the use of stock options. Grants to our non-employee directors are non-discretionary and are pre-determined by the terms of the 2000 Directors’ Option Plan.

The following tables provide information about our stock option programs, including distribution and dilutive effect, option plan balances and in-the-money and out-of-the-money options.

Distribution and Dilutive Effect of Options

The following table provides information about the distribution and dilutive effect of our stock options for the three fiscal years ended January 31, 2003.

	Fiscal Year Ended January 31,
	2003	2002	2001
Net grants during the period as % of outstanding shares	3.1%	6.5%	2.3%
Grants to Named Executive Officers during the period as % of total options granted	9.3%	14.1%	9.1%
Grants to Named Executive Officers during the period as % of outstanding shares	0.6%	1.1%	0.7%
Cumulative options held by Named Officers as % of total options outstanding	18.0%	18.9%	19.9%

General Option Information

Our stock option activity for the two fiscal years ended January 31, 2003, is summarized as follows:

		Options Outstanding
	Shares Available for Options	Number of Shares	Weighted Average Price Per Share
	(Shares in thousands)
Options outstanding at January 31, 2001	7,614	26,998	$15.72
Granted	(8,724)	8,724	16.77
Exercised	—	(5,017)	12.62
Canceled	1,541	(1,541)	17.42
Additional shares reserved	8,567	—	—

Options outstanding at January 31, 2002	8,998	29,164	$16.50
Granted	(7,356)	7,356	15.41
Options assumed in an acquisition	12	255	1.51
Exercised	—	(3,428)	14.42
Canceled	3,902	(3,902)	17.64
Additional shares reserved	4,001	—	—

Options outstanding at January 31, 2003	9,557	29,445	$16.19

In-the-Money and Out-of-the-Money Option Information

The following table compares the number of shares subject to option grants with exercise prices at or below the closing price of our common stock at January 31, 2003 (“in-the-money”) with the number of shares subject to option grants with exercise prices greater than the closing price of our Common Stock at the same date (“out-of-the-money”). The closing price of our Common Stock on January 31, 2003, was $14.94 per share.

	Exercisable		Unexercisable		Total
	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
	(Shares in thousands)
In-the-Money	5,293	$12.14	6,514	$12.38	11,807	$12.27
Out-of-the-Money	9,417	19.22	8,221	18.34	17,638	18.81

Total Options Outstanding	14,710	$16.67	14,735	$15.71	29,445	$16.19

Option Grants in Last Fiscal Year

The following table sets forth, as to the Named Executive Officers, information concerning stock options granted during the fiscal year ended January 31, 2003.

		Individual Grants
Name	Options Granted	% of Total Options Granted to Employees	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation For Option Term (4)
	(1)	(2)		(3)	5%	10%
Carol A. Bartz	320,000	4.35%	$22.00	3/08/12	$4,427,418	$11,219,947
Chairman of the Board,
Chief Executive Officer
and President
Joseph H. Astroth	60,000		$22.00	3/08/12	$830,141	$2,103,740
Executive Vice President,	15,000		$12.72	9/26/12	119,993	304,086

Location Services Division	75,000	1.02%			$950,134	$2,407,826
Carl Bass	200,000	2.72%	$22.00	3/08/12	$2,767,136	$7,012,467
Executive Vice President,
Design Solutions Group
Michael E. Sutton	60,000		$22.00	3/08/12	$830,141	$2,103,740
Executive Vice President,	15,000		$12.72	9/26/12	119,993	304,086

Business Operations	75,000	1.02%			$950,134	$2,407,826
Tom Vadnais	15,000	0.20%	$12.72	9/26/12	119,993	304,086
Executive Vice President,
Autodesk Professional Services

(1)	The options in this table are incentive stock options or nonstatutory stock options granted under the 1996 Stock Plan, and have exercises prices equal to the fair market value of the Company’s Common Stock on the date of grant. Generally, all such options have ten year terms and vest over one to five years. The shares subject to each option will immediately vest in full in the event the Company is acquired by merger or asset sale, unless the option is to be assumed by the acquiring entity. In addition, in the event that the Company terminates any of the Named Executive Officers within 12 months following a change in control, the shares subject to each option will vest as to the number of shares that would have vested within the 12 months following such termination.
(2)	The Company granted options to purchase 7.4 million shares of Common Stock in the fiscal year ended January 31, 2003 to 2,936 employees.
(3)	The options in this table may terminate before their expiration upon the termination of the optionee’s status as an employee or consultant or upon the optionee’s disability or death.
(4)	Under rules promulgated by the SEC, the amounts in these two columns represent the hypothetical gain or “option spread” that would exist for the options in this table based on assumed stock price appreciation from the date of grant until the end of such options’ ten-year term at assumed annual rates of 5%, and 10%. Annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). The 5% and 10% assumed annual rates of appreciation are specified in SEC rules and do not represent the Company’s estimate or projection of future stock price growth. The Company does not necessarily agree that this method can properly determine the value of an option, and there can be no assurance that the potential realizable values shown in this table will be achieved.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options granted to employees and directors, as well as the number of securities remaining available for future issuance, under the Company’s compensation plans (number of securities in thousands).

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	19,456	$16.10	14,380	(2)
Equity compensation plans not approved by security holders (3)	9,989	$16.40	217

Total	29,445	$16.19	14,597

(1)	Included in these amounts are 0.4 million securities available to be issued upon exercise of outstanding options with a weighted-average exercise price of $16.14 related to equity compensation plans assumed in connection with previous business mergers and acquisitions.
(2)	Included in this amount are 5.1 million securities available for future issuance under Autodesk’s 1998 Employee Qualified Stock Purchase Plan.
(3)	Amounts correspond to Autodesk’s Nonstatutory Stock Option Plan, which is not subject to shareholder approval, described below.

The 1996 Stock Plan was adopted by the Board and approved by the stockholders in 1996. Employees, including executive officers and the members of the Board of Directors, are eligible to participate in the 1996 Stock Plan. The 1996 Stock Plan is intended to help the Company attract and retain outstanding individuals in order to promote the Company’s success. Incentive stock options (that is, options that entitle the optionee to special U.S. income tax treatment) and nonstatutory stock options may be granted under the 1996 Stock Plan. Options granted under the 1996 Stock Plan generally vest over periods ranging from one to five years and expire within ten years of date of grant. The exercise price of the stock options granted under the 1996 Stock Plan is equal to the closing price of our Common Stock on the Nasdaq National Market on the grant date.

Our Nonstatutory Stock Option Plan, which is not subject to stockholder approval, was adopted by the Board in 1996. The Nonstatutory Stock Option Plan permitted the grant of options to purchase up to 16.9 million shares to be granted to eligible employees, all of which have been previously granted. Currently only shares which were previously granted and returned to the plan after termination of employment are available for future grants. Executive officers and members of the Board of Directors are not eligible to participate in this plan. The Nonstatutory Stock Option Plan is intended to help the Company attract and retain outstanding individuals in order to promote the Company’s success. Only nonstatutory stock options may be granted under the Nonstatutory Stock Option Plan. The Nonstatutory Stock Option Plan is administered by the Compensation and Human Resources Committee of the Board of Directors.

Our 1998 Employee Qualified Stock Purchase Plan was adopted by the Board and approved by the stockholders in 1998. The 1998 Employee Qualified Stock Purchase Plan is intended to help the Company attract and retain outstanding individuals in order to promote the Company’s success. The 1998 Employee Qualified Stock Purchase Plan provides employees of the Company with an opportunity to purchase Common Stock through accumulated payroll deductions. Under the 1998 Employee Qualified Stock Purchase Plan, eligible employees may purchase shares of Common Stock at their discretion using up to 15% of their compensation subject to certain limitations, at not less than 85% of fair market value as defined in the plan agreement.

For a description of our 2000 Directors’ Option Plan, please see “Proposal Two—Amendments to the 2000 Directors’ Option Plan and to Certain Outstanding Director Options—Summary of the 2000 Directors’ Option Plan.”

Option Exercises and Holdings

The following table sets forth, as to the Named Executive Officers, certain information concerning stock options exercised during our 2003 fiscal year, and the number of shares of the Company’s Common Stock subject to both exercisable and unexercisable stock options as of January 31, 2003. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company’s Common Stock as of January 31, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Carol A. Bartz	93,732	$1,301,974	2,300,198	1,172,500	$11,502,556	$2,408,649
Joseph H. Astroth	67,000	354,341	184,404	215,000	495,562	479,353
Carl Bass	—	—	77,500	432,500	222,813	668,438
Michael E. Sutton	—	—	452,800	265,000	598,566	479,353
Tom Vadnais	—	—	50,000	165,000	2,500	96,075

(1)	The market value of the underlying securities is based on $14.94, the closing price of the Company’s Common Stock on January 31, 2003 (the last trading day of the Company’s 2003 fiscal year).

Report of the Audit Committee of the Board of Directors

The Audit Committee is a subcommittee of the Board of Directors comprised solely of independent directors as required by the listing standards of the Nasdaq National Market and it operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reporting, the systems of internal control and the audit process; and by monitoring compliance with applicable laws, regulations and policies.

The Audit Committee reviewed and discussed the audited financial statements for fiscal 2003 with management and Ernst & Young LLP, Autodesk’s independent auditors. Management is responsible for the quarterly and annual financial statements and the reporting process, including the systems of internal controls. Ernst & Young LLP is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. In addition, we received from and discussed with Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed Ernst & Young LLP’s independence with them, considered whether the provision of tax related services by Ernst & Young LLP is compatible with maintaining the auditor’s independence, and discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, each as currently in effect.

The Audit Committee discussed with Autodesk’s internal and independent auditors the overall scope and plans for their respective audits. In addition, the Audit Committee met with the internal and the independent auditors, with and without management present, and discussed the results of their examinations, their evaluations of Autodesk’s internal controls and the overall quality of Autodesk’s financial reporting.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that Autodesk’s audited financial statements be included in Autodesk’s Annual Report on Form 10-K for the fiscal year ended January 31, 2003 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

J. Hallam Dawson, Chairman

Mary Alice Taylor

Larry W. Wangberg

Steven Scheid

Report of the Compensation and Human Resources Committee of the Board of Directors

The Compensation and Human Resources Committee of the Board of Directors is comprised of three non-employee directors. Members of this Committee are required to meet the independence requirements for non-employee directors under the NASDAQ Marketplace Rules, Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code of 1986. During fiscal year 2003, the Compensation and Human Resources Committee consisted of Crawford Beveridge, Chairman, Paul Otellini and Kris Halvorsen.

The purpose of the Compensation and Human Resources Committee is to ensure the Company has programs in place to attract, retain and develop a highly effective management team and to discharge the Board’s responsibilities relating to certain compensation matters of the Company.

Specifically, the Compensation and Human Resources Committee is responsible for establishing the policies and programs that determine the compensation of our executive officers. The Compensation and Human Resources Committee sets base cash compensation and bonus compensation on an annual basis for the Chief Executive Officer and other executive officers of Autodesk and, in addition, has exclusive authority to grant stock options to executive officers. The Compensation and Human Resources Committee considers both internal data, including financial and non-financial corporate goals and individual performance, as well as data from outside compensation consultants and independent executive compensation data from comparable high technology companies, in determining executive officers’ compensation.

The Compensation and Human Resources Committee also reviews Autodesk’s executive and leadership development policies, practices and plans to ensure that they support the Company’s ability to retain and develop the superior executive and leadership talent required to deliver against the Company’s short term and long term business strategies.

Compensation Philosophy

Autodesk operates in an extremely competitive and rapidly changing high technology industry.

When creating policies and making decisions concerning executive compensation, the Compensation and Human Resources Committee:

•	ensures that the executive team has clear goals and accountability with respect to financial and non-financial corporate performance;

•	establishes pay opportunities that are competitive based on prevailing practices for the industry, the stage of growth of Autodesk, and the dynamic and challenging high technology labor markets in which Autodesk operates;

•	independently assesses operating results on a regular basis in light of our expected performance; and

•	aligns pay incentives with the long-term interests of our stockholders.

The challenging and very uncertain economic conditions experienced during the fiscal year ending January 31, 2003 affected Autodesk’s performance during the year and are reflected in the Compensation and Human Resources Committee’s actions for the year.

Compensation Program

Autodesk’s executive compensation program has three major components, all of which are intended to attract, retain and motivate highly effective executives:

1.    Base salary for executive officers is set annually by reviewing the competitive pay practices of comparable high technology companies. Local, national and, for international executives, foreign compensation data are examined and taken into account, along with the skills and performance of the individual and the needs of Autodesk. During the last half of fiscal year 2003, several executives and other vice presidents agreed to a 10% pay cut, reflecting the Company’s revenue slowdown. Chief Executive Officer Carol Bartz took a voluntary 20% pay cut for the same period and has elected to keep her pay cut in place going into fiscal year 2004.

2.    Cash incentive compensation is designed to motivate executives to attain short-term and longer-term corporate, business unit and individual management goals. The actual annual cash bonuses received by an executive depend upon attainment of these specified business goals, together with discretionary analysis of individual contribution. Payment of incentive bonuses for fiscal year 2003 depended upon the achievement of corporate financial goals which were not achieved and therefore bonuses were not paid for fiscal year 2003. In setting goals and measuring performance against those goals, the Compensation and Human Resources Committee considers compensation practices among companies competing for a common employee pool, as well as general economic and market conditions. It is the intention of the Compensation and Human Resources Committee in fiscal year 2004 to continue this linkage between the achievement of specific financial targets, corporate and individual goals and the payment of incentive cash compensation to our officers and other executives.

3.    Equity-based incentive compensation has been provided to employees and management through our stock incentive plans. Under these plans, officers and employees are eligible to be granted stock options based on competitive market data, as well as their responsibilities and position at Autodesk. These options allow participants to purchase shares of our Common Stock at the market price on the date of the grant, subject to vesting during the participant’s employment with Autodesk. Employees are also permitted to purchase shares of our Common Stock, subject to certain limitations, at 85% of fair market value under the Employee Stock Purchase Plan. The purpose of these stock plans is to instill the economic incentives of ownership and to create management incentives to improve stockholder value. Our stock option plans utilize vesting periods to encourage employees and executives to remain with Autodesk and to focus on longer-term results.

Autodesk believes that its executive compensation program falls within the typical range of compensation programs offered by comparable high technology companies.

Chief Executive Officer Compensation

In determining Ms. Bartz’s compensation for the fiscal year ended January 31, 2003, the Compensation and Human Resources Committee reviewed industry surveys of compensation paid to chief executive officers of comparable companies, with a focus on those companies located in the San Francisco Bay Area, and evaluated achievement of corporate and individual objectives for the fiscal year. Overall, Ms. Bartz’s received $765,000 in annual base compensation for fiscal year 2003. Specifically, Ms. Bartz’s annualized base salary for the first half of fiscal year 2003 was frozen at its fiscal year 2002 level of $850,000. However, Ms. Bartz took a voluntary 20% salary cut for the second half of fiscal year 2003, which she has elected to keep in place going into fiscal year 2004, resulting in her current annualized base salary of $680,000.

In addition, like other executive officers, Ms. Bartz was eligible to receive an incentive bonus determined on the basis of achievement of financial and non-financial individual and corporate goals. Based on its fiscal year 2003 results, the Company did not pay bonuses to any executives for fiscal year 2003. Ms. Bartz was granted options to buy an aggregate of 320,000 shares of Autodesk stock during fiscal year 2003. We believe it is critical to the Company’s long-term success to continue to tie our Chief Executive Officer’s financial incentives to our performance and to align individual financial interests with those of stockholders.

Other Executive Compensation

Autodesk provides certain compensation programs to executives that are also available to our other employees, including pre-tax savings plans and medical/dental/vision benefits. There are no pension programs except where prescribed by law in countries other than the United States. We generally do not provide executive perquisites such as club memberships. In fiscal year 1998, we introduced a Deferred Compensation Program for executives, which Autodesk subsequently extended to other key employees.

Deductibility of Executive Compensation

Beginning in 1994, the Internal Revenue Code of 1986, as amended limited the federal income tax deductibility of compensation paid to our chief executive and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. We may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1.0 million or meets certain other conditions enabling it to be characterized as performance-based. Considering our current compensation plans and policy, Autodesk and the Compensation and Human Resources Committee believe that, for the near future, there is little risk that we will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, our compensation plans and policy will be modified to maximize deductibility if Autodesk and the Compensation Committee determine that such action is in the best interests of Autodesk.

COMPENSATION AND HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

Crawford W. Beveridge, Chairman

Paul S. Otellini

Per-Kristian Halvorsen

COMPANY STOCK PRICE PERFORMANCE

The following graph shows a five-year comparison of cumulative total return (equal to dividends plus stock appreciation) for our Common Stock, the Standard & Poor’s 500 Stock Index and the Dow Jones Software Index.

In previous years, the Company has compared the performance of its Common Stock in its performance graph against the JP Morgan H&Q Technology Index. As of March 2002, this index was no longer published. Therefore, the Company has selected a new index, the Dow Jones Software Index, to use in the performance graph. As a result, as required by applicable SEC rules, the performance graph depicted below shows a comparison of cumulative total return for the Company’s Common Stock with the cumulative total returns of both the Dow Jones Software Index (the new index selected by the Company), and the JP Morgan H&Q Technology Index through March 2002, when it ceased being published.

Comparison of Five Year Cumulative Total Stockholder Return (1)

(1)	Assumes $100 invested January 31, 1998, in the Company’s stock, the Standard & Poor’s 500 Stock Index, the Dow Jones Software Index, and the JP Morgan H&Q Technology Index (through March 2002), with reinvestment of all dividends. Total stockholder returns for prior periods are not an indication of future investment returns.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. Therefore, you are urged to execute and return the accompanying proxy in the enclosed envelope at your earliest convenience.

THE BOARD OF DIRECTORS

May 20, 2003

San Rafael, California

APPENDIX A

Audit Committee Charter

Purpose

Autodesk’s Audit Committee is a subcommittee of the Board of Directors. Committee members are appointed by and serve at the discretion of the Board of Directors. The Audit Committee is established to assist the Board in fulfilling its oversight responsibilities by reviewing the financial reporting, the systems of internal controls, and the audit process; and by monitoring compliance with applicable laws, regulations and policies.

Membership

The Audit Committee will consist of not less than three members of the Board of Directors. All members must be independent and financially literate, and at least one financially sophisticated, as such terms are defined for the purposes of service on an audit committee by the NASDAQ Marketplace Rules. The Board of Directors will designate one member as Chairperson. Members of the Audit Committee will serve until a replacement member is appointed by the Board of Directors.

Meetings

The Audit Committee will generally meet eight times each year coincident with the timing of Board of Directors meetings and prior to the release of the Company’s quarterly and annual fiscal year earnings. Each meeting will include an executive session, which will allow the Audit Committee to maintain free and open communications with the Company’s independent auditors and internal audit department.

Reporting

The Audit Committee will keep minutes summarizing each meeting and report to the Board of Directors on its activities. If requested by the Board of Directors, the Audit Committee may invite the independent auditors to attend the full Board meeting to assist in reporting the results of their annual audit and answer questions from other directors. Alternatively, the other directors, particularly the other independent directors, may be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed or other Audit Committee meetings, as appropriate.

Responsibilities

The Audit Committee will:

1. Approve the selection, compensation, evaluation, and replacement of independent auditors; and pre-approve all fees and terms of audit and non-audit engagements, including the audit engagement letter.

2. Have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Audit Committee and the Board of Directors, as representatives of the Company’s stockholders.

3. Monitor the independence and objectivity of the independent auditors and ensure that the Committee annually receives from the independent auditors the required formal written statement on their independence.

4. Prior to the annual independent audit, review with the independent auditors and financial management the scope of the independent audit and the areas of audit emphasis.

5. Review with management and the independent auditors the financial statements, including the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations,

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prior to the filing of the Company’s Annual Report on Form 10-K. Discuss with the independent auditors their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity and completeness of the disclosures in the financial statements.

6. Discuss with management and the independent auditors the management letter and response and any other matters required to be communicated to the Audit Committee by the independent auditors.

7. Review with management and the independent auditors the interim financial statements, including the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, prior to the filing of the Company’s quarterly report on Form 10-Q and discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors.

8. Together with management, select and subsequently evaluate the internal audit head.

9. Approve the charter of the internal audit department and the annual internal audit plan.

10. Review the results of internal audit’s activities, including evaluation of compliance with laws, regulations and Company policy.

11. Monitor actions taken to address matters noted in internal audit reports and in management letters issued by the independent auditors.

12. Discuss and review Autodesk’s key internal accounting control policies and procedures and accounting policy changes.

13. Provide a forum for internal audit and the independent auditors to meet in closed session with the Audit Committee.

14. Review compliance with Autodesk’s Related Party and Non-routine Transactions Policy.

15. Review the Company’s plans and subsequent progress in addressing and resolving significant operational or other issues as they may arise.

16. Review and reassess this charter at least annually and submit it to the Board of Directors for approval.

17. Submit for inclusion in the Company’s annual Proxy Statement the audit committee disclosures required by the SEC and NASDAQ Marketplace Rules, including the Audit Committee Report and the confirmation of the existence of a written charter (and its publication at least every three years), and confirm to the Board of Directors the independence and financial literacy of Audit Committee members.

18. Review and investigate other matters within the scope of the Audit Committee’s duties, as deemed necessary.

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AUTODESK, INC.

2000 DIRECTORS’ OPTION PLAN(1)

1.    Purposes of the Plan.    The purposes of this Directors’ Option Plan are to attract and retain highly skilled individuals as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

All options granted hereunder shall be “non-statutory stock options.”

2.    Definitions.    As used herein, the following definitions shall apply:

(a)  “Board” means the Board of Directors of the Company.

(b)  “Code” means the Internal Revenue Code of 1986, as amended.

(c)  “Common Stock” means the Common Stock of the Company, par value $0.01 per share.

(d)  “Company” means Autodesk, Inc., a Delaware corporation.

(e)  “Director” means a member of the Board.

(f)  “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee or consulting fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company unless the Director and the Company agree that, as a result of payment of such fees in connection with services rendered, such Director should not be considered an Outside Director.

(g)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h)  “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)  If the Common Stock is listed on any established stock exchange or national market system, including without limitation the Nasdaq National Market, the Fair Market Value of a Share of Common Stock shall be the closing sale price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange (or, if more than one, on the exchange with the greatest volume of trading in the Company’s Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii)  If the Common Stock is quoted on Nasdaq (but not on the National Market) or regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(iii)  In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(i)  “Option” means an option to purchase Common Stock granted pursuant to the Plan.

(j)  “Optioned Stock” means the Common Stock subject to an Option.

(k)  “Optionee” means an Outside Director who receives an Option.

(l)  “Outside Director” means a Director who is not an Employee.

(1)	As adopted by the Board of Directors on March 16, 2000.

(m)  “Plan” means this 2000 Directors’ Option Plan.

(n)  “Purchaser” means an Outside Director who purchases Restricted Stock.

(o)  “Restricted Stock” means Shares granted to and purchased by Outside Directors in accordance with Section 4(c) of this Plan.

(p)  “Restricted Stock Award” means the Company’s grant of Restricted Stock pursuant to Section 4(c) of the Plan.

(q)  “Share” means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

3.    Stock Subject to the Plan.    Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 800,000 Shares (the “Pool”) of Common Stock, together with any shares remaining in the Company’s 1990 Directors’ Option Plan as of its termination on July 24, 2000. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). If Shares are forfeited to the Company pursuant to a Restricted Stock agreement, such Shares shall be returned to the Plan and shall become available for reissuance under the Plan, unless the Plan shall have been terminated. However, such Shares shall not return to the Plan if the persons to whom they were originally issued receive the benefits of ownership of such Shares (other than voting), as such concept is interpreted from time to time by the Securities and Exchange Commission in the context of Rule 16b-3.

4.    Administration of and Grants under the Plan.

(a)  Administration.    Except as otherwise required herein, the Plan shall be administered by the Board. All grants of Options and Restricted Stock to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

(b)  Option Grants.

(i)  No person shall have any discretion to select which outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

(ii)  Each Outside Director who joins the Board on or after the date of adoption of this Plan shall be automatically granted an Option to purchase 40,000 Shares (the “Initial Option”) upon the date of the first meeting of the Board at which such person first serves as a Director (which shall be (i) in the case of a director elected by the stockholders of the Company, the first meeting of the Board of Directors after the meeting of stockholders at which such director was elected or (ii) in the case of a director appointed by the Board to fill a vacancy, the meeting of the Board at which such director is appointed); provided, however, that no option shall become exercisable under the Plan until stockholder approval of the Plan has been obtained in accordance with Section 16 hereof.

(iii)  On the date of each annual stockholder meeting during the term of this Plan, each Outside Director shall automatically receive an additional option to purchase 20,000 Shares (the “Annual Option”), provided that (1) the Annual Option shall be granted only to an outside Director who has served on the Board for at least six full months prior to the date of grant and (2) the grant of an Annual Option shall be subject to the person’s continued service as an outside Director.

(iv)  The terms of each Option granted hereunder shall be as follows:

(1)  Each Option shall terminate, if not previously exercised or otherwise terminated, on a date ten (10) years after the date of grant.

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(2)  Each Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof.

(3)  The exercise price per Share of each Option shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

(4)  Each Option shall become exercisable in installments cumulatively as to 34%, 33% and 33%, respectively, of the Optioned Stock on each of the three (3) succeeding years on the anniversary of such Option’s date of grant, for a total vesting period of approximately three (3) years, provided that the Director continues to serve on the Board on such dates.

(v)  In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors on the automatic grant date. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

(c)  Restricted Stock Awards.

(i)  No person shall have any discretion to select which Outside Directors shall receive Restricted Stock Awards or to determine the number of Shares to be covered by Restricted Stock awarded to Outside Directors; provided, however, that nothing in this Plan shall be construed to prevent an Outside Director from declining to receive a Restricted Stock Award under this Plan.

(ii)  On the date of each Annual Meeting of Stockholders of the Company during the term of this Plan, each Outside Director shall automatically receive a Restricted Stock Award for that number of Shares determined by dividing (1) the product of (a) fifty percent (50%) of the cash value of his or her annual retainer as a Director multiplied by (b) 1.2, by (2) the Fair Market Value of a Share on that date, rounded to the nearest whole Share, provided that on the date of grant of any such Restricted Stock Award such person is an Outside Director; and provided further that sufficient Shares are available under the Plan for the grant of such Restricted Stock Award.

(iii)  On the date of each Annual Meeting of Stockholders of the Company during the term of this Plan, each Outside Director may elect to receive any or all of the remaining cash balance of his or her annual retainer as a Director in the form of a Restricted Stock Award by making an election (the “Election”). The Election must be in writing and delivered to the Secretary of the Company prior to the date of such Annual Meeting of Stockholders of the Company. Any Election made by an Outside Director pursuant to this subsection 4(c)(iii) shall be irrevocable. Effective as of the Annual Meeting of Stockholders of the Company, the Outside Director shall receive a Restricted Stock Award for that number of Shares determined by dividing (1) the product of (a) the amount of his or her annual retainer as a Director covered by the Election, multiplied by (b) 1.2, by (2) the Fair Market Value of a Share on that date, rounded to the nearest whole Share, provided that on the date of grant of any such Restricted Stock Award such person is an Outside Director; and provided further that sufficient Shares are available under the Plan for the grant of such Restricted Stock Award.

(iv)  The terms of a Restricted Stock Award granted hereunder shall be as follows:

(1)  the purchase price shall be $.01 per Share (the par value of the Company’s Common Stock); and

(2)  Subject to Sections 9(d) and 11(c), Restricted Stock shall vest on the date of the following year’s Annual Meeting of Stockholders of the Company, provided that the Purchaser is an Outside Director on such date.

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(d)  Powers of the Board.    Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 2(h) of the Plan, the Fair Market Value of the Common Stock; (ii) to interpret the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Restricted Stock Award previously granted hereunder; and (v) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(e)  Effect of Board’s Decision.    All decisions, determinations and interpretations of the Board shall be final.

5.    Eligibility.    Options and Restricted Stock Awards may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4(b) and all Restricted Stock Awards shall be automatically granted in accordance with the terms set forth in Section 4(c)

The Plan shall not confer upon any Optionee or Purchaser any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

6.    Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 12 of the Plan.

7.    Option Exercise Price and Consideration.

(a)  Exercise Price.    The per Share exercise price for Optioned Stock shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

(b)  Form of Consideration.    The consideration to be paid for the Shares to be issued upon exercise of an Option may consist of (i) cash, (ii) check, (iii) other shares of the Company’s Common Stock which, in the case of Shares acquired upon exercise of an Option, either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised.

8.    Exercise of Option.

(a)  Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

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Except as otherwise provided in Section 3, exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the option, by the number of Shares as to which the option is exercised.

(b)  Rule 16b-3.    Options granted to Outside Directors must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

(c)  Termination of Status as a Director.    If an Outside Director ceases to serve as a Director, he may, but only within seven (7) months after the date he ceases to be a Director of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired. To the extent that the Director was not entitled to exercise an Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

(d)  Disability of Optionee.    Notwithstanding the provisions of Section 8(c) above, in the event an Optionee is unable to continue his service as a Director as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within twelve (12) months from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

(e)  Death of Optionee.    In the event of the death of an Optionee during the term of an Option, the Option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable and may be exercised, at any time within twelve (12) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired.

9.    Restricted Stock.

(a)  Procedure for Purchase.    Following a Restricted Stock Award in accordance with Section 4(c), the Board shall notify the offeree in writing of the terms, conditions and restrictions relating to the offer, and the offeree shall have ninety (90) days following receipt of such notice within which to accept such offer. The offer shall be accepted by execution of a Restricted Stock purchase agreement in such form as the Board shall approve.

(b)  Rights as a Stockholder.    Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing Restricted Stock, no right to vote or to receive dividends or any other rights as a stockholder shall exist with respect to purchased Shares. A share certificate for the number of Shares of Restricted Stock purchased shall be issued to the Purchaser as soon as practicable after purchase of the Restricted Stock. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

(c)  Termination of Continuous Status as a Director.    In the event a Purchaser’s Continuous Status as a Director terminates prior to vesting (other than by reason of the Purchaser’s death), Restricted Stock shall be forfeited by the Purchaser without any consideration therefor.

(d)  Death.    In the event a Purchaser’s Continuous Status as a Director terminates by reason of the Purchaser’s death, the Purchaser’s Restricted Stock shall become fully vested as of the date of death.

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(e)  Shares Available Under the Plan.    Except as otherwise provided in Section 3 hereof, a purchase of Restricted Stock as provided hereunder shall result in a decrease in the number of Shares that thereafter shall be available under the Plan, by the number of Shares of Restricted Stock purchased.

(f)  Rule 16b-3.    Restricted Stock Awards to Outside Directors must comply with the applicable provisions of Rule 16b-3 of the Exchange Act and shall contain such additional conditions or restrictions as may be required thereunder to qualify Plan transactions, and other transactions by Outside Directors that could be matched with Plan transactions, for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

10.    Non-Transferability of Options and Restricted Stock Awards.    Options and Restricted Stock Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. Options may be exercised, during the lifetime of the Optionee, only by the Optionee.

11.    Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

(a)  Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option and Restricted Stock Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Options or Restricted Stock Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or repurchase or forfeiture of Restricted Stock, as well as the price per Share covered by each such outstanding Option, as applicable, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, spin off, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option or Restricted Stock Award.

(b)  Dissolution or Liquidation.    In the event of a proposed dissolution or liquidation of the Company, Options and Restricted Stock shall become fully vested and, in the case of Options, fully exercisable, including as to Shares as to which it would not otherwise be exercisable. To the extent an Option or Restricted Stock Award remains unexercised at the time of the dissolution or liquidation, the Option or Restricted Stock Award shall terminate.

(c)  Merger or Asset Sale.    In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, Restricted Stock shall fully vest and outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a parent or subsidiary thereof (the “Successor Corporation”). If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Optionee’s status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, the Option or option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Sections 8(c) through (e) above.

If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for

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a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

For the purposes of this Section 11(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

12.    Amendment and Termination of the Plan.

(a)  Amendment and Termination.    The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee or Purchaser under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law or regulation, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b)  Effect of Amendment or Termination.    Any such amendment or termination of the Plan shall not affect Options or Restricted Stock already granted and such Options and Restricted Stock shall remain in full force and effect as if this Plan had not been amended or terminated.

13.    Time of Granting Options or Restricted Stock Awards.    The date of grant of an Option or Restricted Stock Award shall, for all purposes, be the date determined in accordance with Section 4 hereof. Notice of the determination shall be given to each Outside Director to whom an Option or Restricted Stock Award is so granted within a reasonable time after the date of such grant.

14.    Conditions Upon Issuance of Shares.    Shares shall not be issued pursuant to the exercise of an Option or Restricted Stock Award unless the exercise of such Option or Restricted Stock Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option or Restricted Stock Award, the Company may require the person exercising such Option or Restricted Stock Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16.    Agreements.    Options and Restricted Stock Awards shall be evidenced by written option agreements in such form as the Board shall approve.

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17.    Stockholder Approval.    Continuance of the Plan shall be subject to approval by the stockholders of the Company at or prior to the first annual meeting of stockholders held subsequent to the adoption of the Plan. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.

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CONTROL NUMBER +
AUTODESK, INC.
Holder Account Number

☐ Mark this box with an X if you have made changes to your name or address details below.

    Annual Meeting Proxy Card

A    Election of Directors

The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold
01 Carol A. Bartz	☐	☐	05 Per-Kristian Halvorsen	☐	☐

02 Mark A. Bertelsen	☐	☐	06 Steven Scheid	☐	☐

03 Crawford W. Beveridge	☐	☐	07 Mary Alice Taylor	☐	☐

04 J. Hallam Dawson	☐	☐	08 Larry W. Wangberg	☐	☐

B    Issues

The Board of Directors recommends a vote FOR the following resolutions. Please read the resolutions in full on the accompanying proxy materials.

2.	Proposal to approve amendments to Autodesk, Inc.’s 2000 Directors’ Option Plan and certain outstanding director option.	For ☐	Against ☐	Withhold ☐
3.	Proposal to ratify the appointment of Ernst &Young LLP as the independent auditors of Autodesk, Inc. for the fiscal year ending January 31, 2004.	☐	☐	☐

C     Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

This proxy card should be marked, dated, and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all should sign.

Signature 1	Signature 2	Date (dd/mm/yyyy)
/ /

Proxy - AUTODESK, INC.

Meeting Details

2003 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF AUTODESK, INC.

The undersigned stockholder of AUTODESK, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 20, 2003, and hereby appoints Carol A. Bartz and Marcia K. Sterling, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Stockholders of AUTODESK, INC. to be held on June 19, 2003, at 2:00 p.m., at AUTODESK, INC.’s principal executive office, located at 111 McInnis Parkway, San Rafael, California and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present upon such business as may properly come before the meeting, including the items on the reverse side of this form.

This proxy, when properly executed, will be voted as directed, or, if no contrary direction is indicated, will be voted, FOR the election of the nominees named in the Proxy Statement to AUTODESK, INC.’s board of directors, FOR the amendments to AUTODESK, INC’s 2000 Directors’ Option Plan and certain outstanding director options, FOR the ratification of the appointment of Ernst &Young LLP as independent auditors for the fiscal year ending January 31, 2004, and as said proxies deem advisable on such other matters as may properly come before the meeting.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be voted on reverse side.)